UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

  SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

HEALTHCARE TRUST, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

The proxy solicitor to Healthcare Trust, Inc. (the “Company”) is expected to use the following materials in connection with the Company’s 2020 annual meeting of stockholders.

WE NEED YOUR PARTICIPATION

URGENT REQUEST REGARDING OUR

ANNUAL STOCKHOLDER MEETING

Dear Fellow Stockholder,

The Healthcare Trust, Inc. 2020 Annual Meeting of Stockholders has been adjourned to May 12, 2020 due to the lack of stockholder participation.

Your vote is missing and your participation is needed. Please join your fellow stockholders and act today! We urge you to vote (or abstain) as soon as possible in order to allow Healthcare Trust, Inc. to obtain the necessary number of votes required to hold the meeting on the adjourned meeting date.

Please note that proxy solicitation costs are borne by Healthcare Trust, Inc.. These costs can be substantial.

Your participation today will help us manage such costs and will avoid the need for our proxy solicitor, Broadridge, to initiate further calls, e-mails or mailings to you.

Sincerely

Michael Weil

Chief Executive Officer and President

Voting is quick and will take only a couple

minutes of your time To speak with a live agent

and to vote or abstain please call:

1-855-973-0096

THREE WAYS TO VOTE

PROXY QUESTIONS? Call 1-855-973-0096	WWW.PROXYVOTE.COM/HTI Please have your proxy card in hand when accessing the website. There are easy-to-follow directions to help you complete the electronic voting instruction form.

WITHOUT A PROXY CARD

Call 1-855-973-0096

Monday to Friday, 9:00 A.M. to 9:00 P.M. ET to speak with a Proxy Specialist.

WITH A PROXY CARD

Call 1-800-690-6903 with a touch-tone phone to vote using an automated system.

VOTE PROCESSING Mark, sign and date your ballot and return it in the postage-paid envelope provided.

April 2020

URGENT

Re:   Your investment in Healthcare Trust Inc.

Dear Shareholder,

Broadridge Financial Solutions has been engaged by Healthcare Trust Inc. to contact you regarding an important matter pertaining to your investment in Healthcare Trust Inc.

Our previous attempts to contact you have been unsuccessful. Accordingly, please contact us immediately at 1-855-973-0096 Monday through Friday between the hours of 9:00am to 9:00pm Eastern Time.

This matter is very important, but will take only a moment of your time.

Thank you in advance for your assistance with this matter.

Sincerely,

Gina Balderas

Manager

Shareholder Services

The HTI Annual Meeting has been Adjourned to May 12, 2020

You have Control over the Calls – It’s Easy to Stop Them

Just Vote or Abstain

Over the past several weeks you should have received proxy materials describing the matters to be voted upon this year.

At the Annual Meeting you are only being asked to:

•	Elect Leslie D. Michelson and Edward Michael Weil, Jr. as the Class III directors to serve until the 2023 Annual Meeting and until their successors are duly elected and qualify.
•	Ratify the appointment of PricewaterhouseCoopers LLP ("PwC") as the Company's independent registered public accounting firm for the year ending December 31, 2020.
•	Adopt a non-binding advisory resolution approving the executive compensation for our named executive officers as described in the proxy.
•	Recommend, by non-binding vote, the frequency of future non-binding advisory votes on executive compensation

The HTI board of directors recommends a vote "FOR" the election of Mr. Michelson and Mr. Weil, a vote "FOR" the ratification of the appointment of PwC and a vote of "THREE YEARS" in the non-binding vote regarding the frequency of future non-binding advisory votes on executive compensation.

Please visit www.proxyvote.com/HTI (if you have your control number available for reference) or call 855-973-0096 to vote, to speak

with a proxy agent or to request materials.

INVESTORS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BECAUSE THEY CONTAIN IMPORTANT INFORMATION. THESE MATERIALS ARE AVAILABLE FREE OF CHARGE ON THE SEC’S WEBSITE AT WWW.SEC.GOV OR AT WWW.HEALTHCARETRUSTINC.COM

Copyright (C) 2020 AR Global Investments, LLC All rights reserved.

650 Fifth Avenue, 30th Floor, New York, NY 10019 | T: 212-415-6500.

The Company’s proxy solicitor is expected to use the following recorded telephone message in connection with the Company’s 2020 annual meeting of stockholders.

PROXYLITE MESSAGE

“Hi, this is Mike Weil, CEO and President of Healthcare Trust, Inc.

I’m calling you again with an urgent request.

This year’s annual stockholder meeting has been adjourned to May 12th so that we can obtain the additional votes needed to reach quorum.

Your vote or abstention will help HTI to achieve this goal and help keep the substantial costs associated with additional proxy solicitation efforts, which are borne by the company, as low as possible. Importantly, your participation will stop future calls and e-mails to you. I ask that you take time today to either vote or abstain. It is quick and easy.

If you are ready to vote your shares now or have questions about the proxy, you may press 1 at any time during this message to be connected with a Broadridge proxy specialist.

Your vote matters and is important no matter how many shares you own. This year’s proxy includes only the election of directors, the adoption of a non-binding advisory resolution on named executive officer compensation, a recommendation by non-binding vote on the frequency of future non-binding advisory votes on named executive officer compensation and the ratification of the appointment of PricewaterhouseCoopers as the company’s independent registered public accounting firm for the year ending December 31, 2020.

If you received this as a message on your voice mail or need time to review the proxy materials, you may contact a specialist at Broadridge, the proxy agent, at 855-973-0096 for help with voting your shares.

I appreciate your investment and thank you in advance for your participation this year.”